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                                                                    EXHIBIT 16.1

                                                                 August 28, 1997


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Amendment No. 1 to Form 10
            of Prolong International Corporation

We have read Item 14 included in Amendment No. 1 to the Form 10 of Prolong International Corporation dated August 28, 1997, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein with regards to Corbin & Wertz.



                                                              /s/ CORBIN & WERTZ

                                                              CORBIN & WERTZ